Exhibit 10.1

AGREEMENT

This AGREEMENT (this “Agreement”), entered into on this December 5, 2017, with effect as of January 1, 2018 (the “Effective Date”), is by and between IDT Corp, a Delaware corporation (the “Company”), and Abilio Pereira, an individual (the “Employee”), and, for the limited purposes set forth in Section 1 hereof, IDT Telecom, Inc., a Delaware corporation (“IDT Telecom”).

WHEREAS, the Employee has been employed as Chief Executive Officer of IDT Telecom pursuant to the terms of an Amended and Restated Employment Agreement between IDT Telecom and Employee, dated as of January 12, 2015 (the “Existing Agreement”);

WHEREAS, IDT Telecom and the Employee mutually desire to terminate the Existing Agreement effective December 31, 2017 and to provide for certain matters related to his employment with the Company beginning on January 1, 2018;

NOW, THEREFORE, in consideration of the promises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Existing Agreement. Unless earlier terminated in accordance with its terms, the Existing Agreement is hereby terminated effective at 11:59 p.m. on December 31, 2017, and shall be of no further force or effect from and after such time. If the Employee executes and delivers to the Company a release in the form of Exhibit A hereto no later than December 31, 2017, IDT Telecom shall pay to the Employee FOUR HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($425,000.00), payable one half no later than January 12, 2018 and the remaining one-half (1/2) payable in equal payments over the six (6) month period beginning in February 2018, in each of the Company’s regular payroll payment dates (in each case, less any required deductions or withholding).

2. Terms of Employment. Commencing on January 1, 2018 (the “Effective Date”), until terminated by either the Company or Employee:

(a) Title - President and Chief Operating Officer of the Company and in such other capacities as shall be designated by the Chief Executive Officer (the “CEO”) or Chairman (the “Chairman”) of the Company and agreed to by the Employee from time to time.

(b) Time Commitment – full time.

(c) Reporting Relationship - Employee shall report directly to the CEO.

(d) Duties - all duties as reasonably required by the Chief Executive Officer and the Chairman not materially inconsistent with the customary role of a Chief Operating Officer.

(e) Base compensation - annual base salary of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00), payable in accordance with the Company’s standard payroll practices, less applicable taxes and customary withholdings.

(f) Bonus – target bonus of THREE HUNDRED THOUSAND DOLLARS ($300,000.00), based on performance and as approved by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”).

(g) Modifications to Equity or Bonus program – In the event the Company makes any Companywide changes to its bonus or equity programs, including providing incentive compensation in the form of equity in lieu of cash bonuses, the Employee will participate in such change at levels approved by the CEO and Compensation Committee.

(h) Equity Grant – In the event the Company effectuates a broad-based equity grant for its employees that is not in lieu of receipt of a bonus, the Employee will be entitled to participate on a level commensurate with other employees.

3. Severance.  (a) Upon termination of the Employee’s employment with the Company for any reason (including by reason of death or disability of the Employee) other than a termination by the Company for “Cause” or by the Employee without “Good Reason,” (i) the Employee shall be entitled to retain all vested portions of equity awards as provided for in the relevant plans and agreements pursuant to which such awards were granted; (ii) all equity awards theretofore granted to the Employee under the Company’s incentive plans shall immediately vest (and the restrictions thereon lapse) on the day immediately prior to the date of termination (except in the event of termination due to Employee’s death or disability); (iii) the Company shall pay to the Employee all accrued or vested compensation, including salary and bonus through the date of termination; and (iv) the Company shall pay to the Employee (or his estate, as the case may be) a payment equal to EIGHT HUNDRED THOUSAND DOLLARS ($800,000.00) (less any required deductions or withholding) (the “Severance”). As a condition to receiving the Severance, the Employee will be required to execute and deliver the Company’s standard release agreement (the “Release Agreement”) within forty-five (45) days following the date of termination. Subject to Section 17 hereof, the Severance will be paid one-half (1/2) within ten (10) days of the effective date of the Release Agreement (provided that the Release Agreement shall not have been revoked by the Employee prior thereto), and one-half (1/2) in equal payments over the six (6) month period following the effective date of the Release Agreement on the Company’s regularly scheduled payroll payment dates.

(b) For purposes of this Agreement, the Company shall have “Cause” to terminate the Employee’s employment hereunder (i) upon the Employee’s indictment or conviction for the commission of an act or acts constituting a felony under the laws of the United States or any State thereof, (ii) upon the Employee’s commission of fraud, embezzlement or gross negligence, (iii) upon the Employee’s willful or continued failure to perform an act permitted by the Company’s rules, policies or procedures, including without limitation, the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”) that is within his material duties hereunder (other than by reason of physical or mental illness or disability) or directives of the CEO, Chairman or Board after written notice has been delivered to the Employee by the Company, which notice specifically identifies the manner in which the Employee has not substantially performed his duties, and the Employee’s failure to substantially perform his duties is not cured within fifteen (15) business days after notice of such failure has been given to the Employee; (iv) upon any misrepresentation by the Employee of a material fact to or concealment by the Employee of a material fact from the Board, the CEO, the Chairman, and/or the general counsel of the Company; or (v) upon any material violation of the Company’s rules, policies or procedures, including without limitation, the Code of Conduct.  For purposes of this Section 6(b), no act or failure to act on the Employee’s part shall be deemed “willful” unless done or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee’s act, or failure to act, was in the best interest of the Company.

(c) For purposes of this Agreement, the Employee shall have “Good Reason” to terminate his employment hereunder upon (i) the Company’s failure to perform its material duties hereunder, which failure has not been cured by the Company within fifteen (15) days of its receipt of written notice thereof from the Employee; (ii) a material reduction by the Company (without the consent of the Employee, which consent may be revoked at any time) in the Employee’s Base Salary, or substantial reduction in the other benefits provided to the Employee; (iii) the assignment to the Employee of duties inconsistent with the Employee’s status as a senior executive officer of the Company or a substantial adverse alteration in the nature or status of the Employee’s responsibilities; (iv) a substantial diminution of the Employee’s responsibilities as the Chief Operating Officer of the Company; (v) the relocation of the Employee’s principle place of employment to a location more than thirty-five (35) miles from its current New Jersey location or outside of the New York City metropolitan area; (vi) removal of the Employee from the position of Chief Operating Officer of the Company; (vii) the assignment of duties substantially inconsistent with the Company’s rules, policies or procedures, including without limitation, the Code of Conduct; or (viii) any “Change in Control” of the Company.  For purposes of this Agreement, a “Change in Control” shall mean and shall be deemed to have occurred if (A) any person or group (within the meaning of Rule 13d-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended), other than Howard Jonas, members of his immediate family, his affiliates, trusts or private foundations established by or on his behalf, and the heirs, executors or administrators of Howard Jonas, shall acquire in one or a series of transactions, whether through sale of stock or merger, securities representing more than 50% of the voting power of all outstanding voting securities of the Company, or (B) the stockholders of the Company shall approve a complete liquidation or dissolution of the Company (other than for purposes of reforming the entity in another entity or jurisdiction). Notwithstanding the foregoing, a termination shall not be treated as a resignation for Good Reason if the Employee shall have consented in writing to the occurrence of the event giving rise to the claim of resignation for Good Reason.

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If the Employee gives notice of his intent to terminate his employment with Good Reason, the Employee shall first provide written notice to the Company, which notice specifically identifies the event or circumstances giving rise to the Good Reason for which the Employee intends to terminate his employment, within ninety (90) days (fifteen (15) days in the event of Change in Control) of when such event or circumstance giving rise to the Good Reason becomes effective or transpires.  The notice of Good Reason must give the Company the opportunity to cure and if the Company fails to cure within thirty (30) business days of its receipt of the notice, the Employee’s resignation for Good Reason shall be deemed effective on the thirty-first (31st) business day following such notice from the Employee. If the Company terminates the Employee’s employment without Cause, the Company shall provide the Employee with at least ninety days’ written notice (which time may be shortened by mutual agreement of the parties) of its intent to terminate this Agreement without Cause.

4. Notices.  For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, or by an overnight courier (signature required), sent by facsimile (with evidence of successful transmission) or by electronic mail (return receipt requested) in each case addressed as follows:

If to the Company:

IDT Corp

520 Broad Street

Newark, New Jersey 07102

Attn:   Chairman of the Board

with a copy to:

IDT Corporation

520 Broad Street

Newark, New Jersey 07102

Attn:    General Counsel

If to the Employee:

Abilio Pereira

104 Canterbury Way

Basking Ridge, NJ  07920

or to such other address, facsimile number or email address as either party may have furnished to the other in accordance herewith, except that notices of change of address shall be effective only upon receipt.

5. Miscellaneous.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and the CEO.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party, which are not set forth expressly in this Agreement.   This Agreement shall be binding upon and inure to the benefit of the Company, and its successors and assigns, and upon the Employee.  The obligations of the Employee shall not be assignable or otherwise transferable.

6. Validity.  The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

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7. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

8. Non-Disclosure and Non-Competition Agreement. The Employee acknowledges and agrees that the Non-Disclosure and Non-Competition Agreement he previously signed with the Company is in full force and effect.  Notwithstanding anything to the contrary contained herein, the remedies provided for in the Non-Disclosure and Non-Competition Agreement are separate and distinct from those provided for in this Agreement and in no event shall such remedies be superseded by any provision contained herein.

9. Entire Agreement.  Other than the Company’s Non-Disclosure and Non-Competition Agreement, this Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes any and all other prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereof; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

10. Arbitration.  Except as set forth in Section 15, the Employee and the Company agree that any claim, controversy or dispute between the Employee and the Company (including, without limitation, its affiliates, officers, representative or agents) arising out of or relating to this Agreement, the employment of the Employee, the cessation of employment of the Employee, or any matter relating to the foregoing shall be submitted to and settled by commercial arbitration in a forum of the American Arbitration Association (“AAA”) located in the State of New Jersey and conducted in accordance with the National Rules for the Resolution of Employment Disputes.  In such arbitration: (i) the arbitrator shall agree to treat all evidence and other information presented by the parties to the same extent as Confidential Information under the Non-Disclosure and Non-Competition Agreement must be held confidential by the Employee, (ii) the arbitrator shall have no authority to amend or modify any of the terms of this Agreement, and (iii) the arbitrator shall have ten business days from the closing statements or submission of post-hearing briefs by the parties to render his or her decision.  Any arbitration award shall be final and binding upon the parties, and any court, state or federal, having jurisdiction may enter a judgment on the award.  Each party shall bear its/his own costs of participating in any arbitration proceedings or other dispute proceedings.  The foregoing requirement to arbitrate claims, controversies, and disputes applies to all claims or demands by the Employee, including, without limitation any rights or claims the Employee may have under the Age Discrimination in Employment Act of 1967 (which prohibits age discrimination in employment), Title VII of the Civil Rights Act of 1964 (which prohibits discrimination in employment including discrimination based on race, color, national origin, religion, sex, or pregnancy), the Americans with Disabilities Act of 1991 (which prohibits discrimination in employment against qualified persons with a disability), the Equal Pay Act (which prohibits paying men and women unequal pay for equal work), ERISA, the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act (or other federal or state whistleblower laws), or any other federal, state, or local laws or regulations pertaining to the Employee’s employment or the termination of the Employee’s employment. The Parties hereby confirm their understanding that by signing this Employment Agreement they are waiving any right to a trial by jury, and are forfeiting any right to bring claims related to the Employee’s Employment at the Company in a court of law (except as set forth in Section 11 and Section 15), regardless of whether such claims would be based on federal, state or local law or regulations.

11. Choice of Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey without regard to its conflicts of law principles.

12. Remedies of the Company.  Notwithstanding the arbitration provisions of Section 13, upon any termination for Cause that may cause irreparable harm to the Company or upon the violation of the Company’s Non-Disclosure and Non-Competition Agreement, the Company shall be entitled, if it so elects, to institute and prosecute proceedings to obtain injunctive relief and damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, with respect to such termination and/or violation.

13. Representations.  The Employee has been advised to obtain independent counsel to evaluate the terms, conditions, and covenants set forth herein and he has been afforded ample opportunity to obtain such independent advice and evaluation. The Employee warrants to the Company that he has relied upon such independent counsel and not upon any representation (legal or otherwise), statement, or advice said or offered by the Company or the Company’s counsel in connection herewith.

14. Section 409A.   All provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Internal Revenue Code (“Section 409A”).  By way of example, and not limitation, it is the intent of the parties that each installment of the Severance shall be designated as a separate payment for all purposes under Section 409A and the first installment of the Severance shall be exempt from the application of Section 409A pursuant to the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations. Notwithstanding the above, if the Company determines that the Severance constitutes “nonqualified deferred compensation” within the meaning of Section 409A, payment of such Severance shall not commence until the Employee incurs a “separation from service” within the meaning of Treasury Regulation §1.409A−1(h) (“Separation from Service”). Moreover, if, at the time of Employee’s Separation from Service, the Employee is a “specified employee” (under Section 409A), the payment of any amount under this Agreement on account of Separation from Service that is deferred compensation subject to the provisions of Section 409A and not otherwise excluded from Section 409A, including, but not limited to, subsequent installments of such Severance shall not be paid until after the earlier of (i) the expiration of the six−month period measured from the date of Employee’s Separation from Service with the Company, or (ii) the date of the Employee’s death (the “409A Suspension Period”).

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IN WITNESS WHEREOF, the Employee has executed this Agreement, and the Company and IDT Telecom have caused this Agreement to be executed by their duly authorized representatives, as of the date and year first written above.

IDT Corporation

By:	/s/ Shmuel Jonas
Shmuel Jonas
Chief Executive Officer

For purposes of Section 1 only:

IDT Telecom, Inc.

By:	/s/ Marcelo Fischer
Marcelo Fischer
Chief Financial Officer

EMPLOYEE:

/s/ Abilio Pereira
Abilio Pereira

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